Execution Version
UNITHOLDER AGREEMENT

This Unitholder Agreement (this “Agreement”) is made and entered into as of August 21, 2025, by and among Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), and AP Basileia SPV, LLC, a Delaware limited liability company (the “Unitholder”).
WHEREAS, the Unitholder is the record holder of 14,711,219 preferred units representing limited partner interests in the Partnership (the “Preferred Units”); and
WHEREAS, the Partnership and the Unitholder desire to enter into this Agreement to provide for certain agreements with respect to the voting and redemption of the Preferred Units.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions. As used in this Agreement, the following terms shall have the meanings set forth in Section 1. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement of Limited Partnership or the Supplemental Terms Annex, as applicable.
“Acquired Securities” has the meaning set forth in Section 3(a) of this Agreement.
“Agreement” has the meaning set forth in the preamble hereto.
“Agreement of Limited Partnership” means the First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated May 6, 2015, as amended from time to time.
“Equitable Exceptions” means, collectively, (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar legal requirements from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity as applied by U.S. federal courts.
“Governmental Authority” means any federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.
“Law” means any federal, state, local, municipal or foreign order, judgment, decree, constitution, law (including common law), ordinance, rule, regulation, statute or treaty, as well as any legally binding policy, guidance, interpretation, manual or binding communication of any Governmental Authority or stock exchange on which the Partnership’s securities are listed.
“Partnership” has the meaning set forth in the preamble hereto.
“Preferred Units” has the meaning set forth in the preamble hereto.
US 8172458

“Supplemental Terms Annex” means the Supplemental Terms Annex B adopted pursuant to Amendment No. 2 to the Agreement of Limited Partnership, as amended from time to time, which governs the terms of the Preferred Units.
“Termination Date” has the meaning set forth in Section 6(a) of this Agreement.
“Unitholder” has the meaning set forth in the preamble hereto.
Section 2.Voting; Redemption.
(a)Notwithstanding anything to the contrary in the Agreement of Limited Partnership or the Supplemental Terms Annex, during the period commencing on the date of this Agreement and ending on the Termination Date, at each annual or special meeting of the limited partners of the Partnership, the Unitholder covenants to the Partnership that it shall vote, or provide a proxy with respect to, all of the Preferred Units and Acquired Securities beneficially owned by the Unitholder as of the record date for such meeting in accordance with the recommendations of the Board of Directors on all ordinary course matters submitted for approval of the limited partners of the Partnership at such meeting, including with respect to the election of directors, the ratification of the Partnership’s auditor, any “say-on-pay” or “say-on-when-pay” vote and any amendments to the Partnership’s equity incentive plan to increase the number of units authorized thereunder; provided, that the Unitholder shall be permitted to vote, or provide a proxy with respect to, its Preferred Units and Acquired Securities in its sole discretion with respect to any proposal to approve any extraordinary transaction submitted for approval of the limited partners of the Partnership at such meeting, including with respect to (i) a merger, consolidation or other business combination involving the Partnership or subsidiary thereof, (ii) an acquisition or disposition of assets, businesses or subsidiaries of the Partnership (including by lease, transfer or exchange), (iii) material issuances of equity or debt securities (including convertible securities) that would (A) result in a change of control of the Partnership or (B) create a new class of securities with rights senior to or on parity with the Preferred Units or the existing Common Units, (iv) a liquidation, dissolution or winding up of the Partnership, or any initiation of any bankruptcy or insolvency proceedings, (v) any recapitalization, reorganization, or restructuring transaction or (vi) any action that would be materially adverse to the rights, preferences or privileges of the Preferred Units or the Unitholder, including, but not limited to, any amendments to the Agreement of Limited Partnership or the Supplemental Terms Annex (an “Extraordinary Transaction”). For the avoidance of doubt, the Unitholder shall only be permitted to vote its Preferred Units and Acquired Securities with respect to an Extraordinary Transaction if such Extraordinary Transaction is submitted to the limited partners of the Partnership (including the holders of Preferred Units and the Acquired Securities, as applicable) for approval or the Unitholder otherwise has approval rights with respect to such Extraordinary Transaction pursuant to the Agreement of Limited Partnership or the Supplemental Terms Annex. The Unitholder shall be present, in person or by proxy, at all meetings of the limited partners of the Partnership so that all Preferred Units owned by the Unitholder may be counted for the purposes of determining the presence of a quorum and voted in accordance with this Agreement at such meetings (including at any adjournments or postponements thereof).

(b)Notwithstanding anything to the contrary in the Agreement of Limited Partnership or the Supplemental Terms Annex, during the period commencing on the date of this Agreement and ending on the Termination Date, the Partnership covenants to the Unitholder that it shall not exercise its right to redeem the Preferred Units pursuant to Section 14 of the Supplemental Terms Annex; provided, however, that the Partnership shall not be prohibited from delivering a Series B Redemption Notice during the period commencing on the date of this Agreement and ending on the Termination Date with respect to a Series B Redemption Date that is after the Termination Date.
(c)Notwithstanding anything to the contrary contained herein, the Unitholder is entering into this Agreement solely in its capacity as a beneficial owner of the Preferred Units, and nothing herein is intended to or shall limit, affect or restrict any manager, general partner, director or officer of the Unitholder (including any appointee or representative of the Unitholder) to the extent acting solely either in his or her capacity as a manager, general partner, director or officer of any member of Unitholder (including voting on matters put to any board of directors, board of managers, general partner or any committee thereof, influencing officers, employees, agents, management or the other directors of the Unitholder and taking any action or making any statement at any meeting of such board of directors, board of managers, general partner or any committee thereof) or in the exercise of his or her fiduciary duties as a manager, general partner, director or officer of the Unitholder.
Section 3.Standstill. Notwithstanding anything to the contrary in the Agreement of Limited Partnership or the Supplemental Terms Annex, during the period commencing on the date of this Agreement and ending on the Termination Date, the Unitholder covenants to the Partnership that neither the Unitholder nor any of its Affiliates shall, directly or indirectly:
(a)acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Partnership or any subsidiary thereof if after such acquisition, the Unitholder, together with its Affiliates, would own [11]% or more of the Common Units (including the Preferred Units on an as-converted basis) or voting power of the Partnership; provided that any investment by Unitholder or its Affiliates in passive investment vehicles that hold interests in securities of the Partnership or any of its subsidiaries shall not be taken into account for the purpose of this Section 3(a); provided, further that nothing in this Section 3(a) shall restrict the Unitholder or its Affiliates from (i) converting, or electing to convert, any of its Preferred Units into Common Units in accordance with the terms and conditions set forth in the Agreement of Limited Partnership and the Supplemental Terms Annex or (ii) selling, transferring, or otherwise disposing of any Common Units held by the Unitholder or its Affiliates, including (A) Common Units held by the Unitholder or its Affiliates following the conversion of Preferred Units to Common Units as contemplated in subclause (i) and (B) Common Units held by the Unitholder or its Affiliates in compliance with the ownership limitations set forth in this Section 3(a) (any securities of the Partnership or any subsidiary thereof acquired by the Unitholder in compliance with this Section 3(a), the “Acquired Securities”);

(b)make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Partnership or its subsidiaries;
(c)make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any (i) merger, consolidation, business combination, tender or exchange offer, restructuring or recapitalization involving the Partnership or any of its subsidiaries or (ii) subject to Section 3(a), acquisition of any of the securities or all or substantially all of the assets of the Partnership or any of its subsidiaries;
(d)form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act) in connection with any voting securities of the Partnership or its subsidiaries;
(e)otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Partnership; or
(f)enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or knowingly encourage, any other Persons in connection with any of the foregoing;
provided that, it is understood and agreed that the terms of this Agreement, including the foregoing clauses (a) through (f) above, shall not prohibit or otherwise limit the Unitholder or its Affiliates from (x) privately communicating with, including making a confidential proposal regarding a possible transaction directly to, or requesting a waiver of any of the foregoing provisions of this Section 3 from, the Board of Directors or (y) effecting any transfer which is otherwise permitted under Section 4.

Section 4.Transfer. Notwithstanding anything to the contrary in the Agreement of Limited Partnership or the Supplemental Terms Annex, during the period commencing on the date of this Agreement and ending on the Termination Date, the Unitholder covenants to the Partnership that it shall not, directly or indirectly, transfer, sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of any Preferred Units or Acquired Securities held by such Unitholder unless (i) the Partnership is, within a reasonable time following such transfer, furnished with written notice of the name and address of the transferee and (ii) the transferee agrees in writing to be bound by the provisions of this Agreement applicable to the Unitholder; provided that the restrictions contained in this Section 4 shall not apply to Acquired Securities sold in open market transactions. The parties agree that any attempt to transfer in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be transferred to the purported transferee.
Section 5.Representations and Warranties.
(a)The Partnership hereby represents and warrants to the Unitholder hereto as follows as of the date of this Agreement:

(i)The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the limited partnership power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.
(ii)The Partnership has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership and, when duly executed by the Unitholder and delivered by the Unitholder, shall constitute the legal, valid and binding obligations of the Partnership, enforceable against the Partnership, in accordance with its terms, subject to Equitable Exceptions.
(iii)The execution, delivery and performance of this Agreement by the Partnership will not (a) conflict with or result in any breach of any provision of the Agreement of Limited Partnership or Supplemental Terms Annex, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which the Partnership or any of its assets may be bound, (d) violate any Law applicable to the Partnership or (e) result in the creation or imposition of any lien upon or with respect to any of the assets owned, leased or licensed by the Partnership, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on the performance by the Partnership of its obligations hereunder.
(b)The Unitholder hereby represents and warrants to the Partnership as follows as of the date of this Agreement:
(i)The Unitholder is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has the corporate, limited liability company or other legal power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.
(ii)The Unitholder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Unitholder and, when duly executed by the Partnership and delivered by the Partnership, shall constitute the legal, valid and binding obligations of the Unitholder, enforceable against such party, in accordance with its terms, subject to Equitable Exceptions.
(iii)The execution, delivery and performance of this Agreement by the Unitholder will not (a) conflict with or result in any breach of any provision of the organizational documents of the Unitholder, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (other than any filings required to be made with the Commission), (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which such party or any of its assets may be bound, (d) violate any Law applicable to such party or (e) result in the creation or imposition of any lien upon or with respect to any of the assets owned, leased or licensed by the Unitholder, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, violations, conflicts, defaults or rights which would not, or would not be reasonably likely to, have a material and adverse effect on the performance by the Unitholder of its obligations hereunder.
Section 6.Miscellaneous.
(a)Term. This Agreement shall be effective as of the date hereof and shall continue in effect until 11:59 p.m., Central time, on November 27, 2027 (the “Termination Date”).
(b)Entire Agreement. This Agreement contains the entire understanding of the parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the parties with respect to such subject matter.
(c)Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Partnership and the Unitholder.
(d)Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, that, the rights and obligations of the Unitholder under this Agreement may be assigned to any transferee of the Unitholder’s Preferred Units or Acquired Securities in accordance with Section 4 of this Agreement without the consent of the Partnership if (i) the Partnership is, within a reasonable time following such assignment, furnished with written notice of the name and address of the assignee and (ii) the assignee agrees in writing to be bound by the provisions of this Agreement applicable to the Unitholder.
(e)Third Party Beneficiaries. Except as otherwise specifically set forth herein, no provision of this Agreement is intended to confer upon any Person other than the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns any rights or remedies, legal or equitable, hereunder, and no other Person other than the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns shall be entitled to rely thereon.
(f)Governing Law; Interpretation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE

OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(g)Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.
(i)EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) COURT OF CHANCERY OF THE STATE OF DELAWARE AND (B) ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE (FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY) AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY HERETO AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING EITHER IN ANY UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE. EACH PARTY HERETO WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.
(ii)EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) MAKES THIS WAIVER VOLUNTARILY, AND (IV) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(h)Specific Performance.
(i)The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that any breach of this Agreement would not be adequately compensated by monetary damages and that, accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance when available pursuant to the terms of this Agreement to prevent or restrain breaches of this Agreement by such party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and agreements of such party under this Agreement in accordance with the terms of this Section 6(h). The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or other equitable relief, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties hereto have specifically bargained for the right to specific performance of the obligations hereunder, in accordance with the terms and conditions of this Section 6(h).
(ii)All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law or equity. Each party hereto further agrees that (A) by seeking the remedies provided for in this Section 6(h), a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement or in the event that the remedies provided for in this Section 6(h) are not available or otherwise are not granted, and (B) the commencement of any proceeding pursuant to this Section 6(h) or anything set forth in this Section 6(h) restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available then or thereafter.
(iii)Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
(i)Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy (including any applicable rules of the New York Stock Exchange or the Commission), all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
(j)Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

(k)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
(l)Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

If to the Partnership, to:

AP Basileia SPV, LLC
[Street Address]
[Floor Number]
[City, State ZIP]
Attention: [Individual Name]
[Individual Name]
Email: [Email Address]
[Email Address]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
[Street Address]
[City, State ZIP]
Attention: [Individual Name]
[Individual Name]
Email: [Email Address]
[Email Address]

If to the Partnership, to:
Black Stone Minerals, L.P.
[Street Address]
[City, State ZIP]
Attention: [Individual Name]
Email: [Email Address]

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
[Street Address]
[Floor Number]
[City, State ZIP]
Attention: [Individual Name]
[Individual Name]
Email: [Email Address]
[Email Address]

or to such other address as the Partnership or the Unitholder may designate in writing from time to time, upon providing such additional address to the Partnership or the Unitholder, as applicable. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 P.M. Houston, Texas time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

(m)No Recourse. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Unitholder (and its heirs, executors, administrators, successors and permitted assigns) and the Partnership shall have any obligation hereunder and no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of the Unitholder or the Partnership or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of the Unitholder or the Partnership or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, securityholder or Affiliate of any of the foregoing, as such, for any obligations of the Unitholder or the Partnership under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
[Signature Page Follows]

IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Unitholders Agreement to be duly executed and delivered as of the day and year first above written.

BLACK STONE MINERALS, L.P.

By: Black Stone Minerals GP, L.L.C.

By: /s/ Steve Putman
Name: Steve Putman
                         Title: SVP, General Counsel, and Secretary

Signature Page to
Unitholder Agreement

    IN WITNESS WHEREOF, the duly authorized representative of the undersigned has caused this Unitholders Agreement to be duly executed and delivered as of the day and year first above written.

AP BASILEIA SPV, LLC

By: /s/ William B. Kuesel
Name: William B. Kuesel
                         Title: Vice President

Signature Page to
Unitholder Agreement